EXHIBIT 1.1

FORM OF

COMMUNITY CAPITAL BANCSHARES, INC.

Common Stock
($1.00 par value)

SELLING AGENCY AGREEMENT

________ __, 2004

FIG Partners, L.L.C.
1545 Peachtree Street
Suite 650
Atlanta, Georgia 30309

Gentlemen:

     Community Capital Bancshares, Inc., a Georgia corporation (the “Company”), proposes to employ you (“you” or the “Selling Agent”), as agent of the Company, to assist in the sale on a best efforts basis of up to 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), in a public offering (the “Offering”).

     You have advised the Company (a) that you are authorized to enter into this Agreement and (b) that you are willing to sell the Shares on a best efforts basis as agent for the Company.

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the Company and the Selling Agent hereby agree as follows:

     1. Representations and Warranties of the Company. The Company represents and warrants as follows:

          (a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-2 (File No. 333-116125), including a preliminary prospectus, for the registration of the Shares under the Securities Act and such registration statement has been declared effective by the Commission. Such registration statement as amended at the time that it became effective is referred to collectively in this Agreement as the “Registration Statement,” and the prospectus in the form filed with the Commission as part of the Registration Statement or pursuant to its Rule 424(b), if any, after the Registration Statement has been declared effective is referred to collectively as the “Prospectus.”

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          (b) The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus filed as part of the Registration Statement and in the form first filed with the Commission under its Rule 424(b), if any, and when any supplement thereto is filed with the Commission, will comply in all material respects with the provisions of the Securities Act and will not contain at any such times an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty does not apply to statements in or omissions from information relating to the Selling Agent in the section of the Prospectus entitled “Plan of Distribution” that were made in reliance upon and conformity with information furnished to the Company in writing by the Selling Agent expressly for use therein.

          (c) The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or the securities authority of any state or other jurisdiction. No order preventing or suspending the use of any Prospectus, including any preliminary prospectus, has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or the securities authority of any state or other jurisdiction.

          (e) The Company has the capitalization set forth in the Prospectus under the caption “Capitalization.” All of the outstanding shares of Common Stock conform to the description of the Common Stock under the caption “Description of Capital Stock” in the Prospectus and are duly authorized and validly issued, fully paid and nonassessable and free of preemptive or similar rights. The Shares to be issued and sold by the Company have been duly authorized, and upon delivery to the purchasers thereof against payment therefor in accordance

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with the terms hereof, will have been validly issued and fully paid and will be nonassessable and free of preemptive or similar rights; and the Common Stock conforms in all material respects to the description thereof in the Registration Statement and the Prospectus (or any amendment or supplement thereto). None of the Company’s issued and outstanding shares of Common Stock were issued in violation of the Securities Act. Except as disclosed in the Prospectus, there are no outstanding warrants, options or similar rights of any kind to acquire shares of the capital stock of the Company.

          (f) The Company and its wholly owned subsidiaries, Albany Bank & Trust, N.A. and First Bank of Dothan, Inc. (each a “Bank” and collectively, the “Banks”) and Community Capital Statutory Trust I and Community Capital Technology Services, Inc. (the “Other Subsidiaries” and, together with the Banks, the “Subsidiaries”), are duly organized and validly existing and in good standing under their respective jurisdictions of incorporation. The Company and the Subsidiaries are duly qualified to do business and are in good standing in all jurisdictions that require such qualification or in which the failure to qualify in such jurisdictions would have, individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise), prospects or properties of the Company and the Subsidiaries taken as a whole. The Company and the Subsidiaries hold all material licenses, certificates, permits and other authorizations from governmental authorities necessary for the conduct of their businesses as described in the Prospectus and own, or possess adequate rights to use, all material rights necessary for the conduct of their business and have not received any notice of conflict with the asserted rights of others in respect thereof; and the Company and the Subsidiaries have the power and authority to own their properties and conduct their businesses as described in the Prospectus. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The deposit accounts of each of the Banks are insured by the Bank Insurance Fund administered by the Federal Deposit Insurance Corporation up to the maximum amount provided by law, and no proceedings for the modification, termination or revocation of any such insurance are pending or, to the knowledge of the Company, threatened.

          (g) All of the outstanding shares of capital stock of each of the Banks are owned by the Company, have been duly authorized and are validly issued, fully paid and, except as may be applicable under the National Bank Act, nonassessable and are owned by the Company free and clear of any lien, claim, security interest or other encumbrance, except for the security interest of Nexity Bank, Birmingham, Alabama related to the Company’s $1.75 million line of credit with Nexity Bank which matures on November 14, 2016 (the “Nexity Line of Credit”). All of the outstanding shares of capital stock of the Other Subsidiaries (other than Community Capital Statutory Trust I, of which the Company owns all of the common securities of the trust) are owned by the Company, have been duly authorized and are validly issued, fully paid and nonassessable and are owned by the Company free and clear of any lien, claim, security interest or other encumbrance. There are no outstanding warrants, options or similar rights of any kind to acquire shares of capital stock of any of the Subsidiaries.

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          (h) The Company and the Subsidiaries have good and marketable title to all property described in the Prospectus as being owned by them, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus (or any amendment or supplement thereto or in a document filed as an exhibit to the Registration Statement) or such as are not material and do not interfere in any material respect with the use of the property or the conduct of the business of the Company and the Subsidiaries taken as a whole, and the property held under lease by the Company or any of the Subsidiaries is held by them under valid and enforceable leases with only such exceptions as in the aggregate are not material and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole; provided that no representation or warranty is made hereby to the title of the lessor of any such property.

          (i) There are no legal or governmental proceedings pending, or, to the knowledge of the Company, threatened, required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) that are not described as required, and there is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

          (j) None of the Company or the Banks is in violation of any directive from the Commission, the Federal Reserve Board, the OCC, the Alabama State Banking Department or the FDIC or any other governmental entity to make any material change in the method of conducting their respective businesses; the Banks have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the Commission, the Federal Reserve Board, the OCC, the Alabama State Banking Department and the FDIC). Except as disclosed in the Prospectus, none of the Company or the Banks is subject or is a party to, or has received any notice or advice that any of them may become subject to or a party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”), nor has the Company or either of the Banks been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and, except as disclosed in the Prospectus, there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or the Banks which, in the reasonable judgment of the Company, is expected to have a material adverse effect on the

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financial condition, results of operations, business affairs or prospects of the Company and the Banks taken as a whole. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or the Banks.

          (k) Neither the Company nor any of the Subsidiaries is in violation of its articles of incorporation or bylaws or articles of association, as the case may be. Neither the Company nor any of the Subsidiaries are in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which its assets are bound, or in violation of any law, administrative regulation or ruling or court decree applicable to the Company or any of the Subsidiaries or any of their properties, which default or violation would, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), prospects or property of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”). Neither the issuance nor the sale of the Shares nor the execution and delivery of this Agreement nor the performance of the obligations of the Company set forth herein nor the consummation of the transactions herein contemplated requires any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Securities Act or other securities laws or Blue Sky laws) or will conflict with the articles of incorporation or bylaws or articles of association, as the case may be, of the Company or any of the Subsidiaries, or constitute a breach or default under any agreement, indenture or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their property is bound, or any law, administrative regulation or ruling or court decree applicable to the Company or any of the Subsidiaries or any of their properties, except for any such conflict, breach or default that would not have a Material Adverse Effect.

          (l) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), the Company has not incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any change or development that has or could reasonably be expected to have a Material Adverse Effect.

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          (m) Mauldin & Jenkins, LLC, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement and the Prospectus, have consented in writing to the inclusion of their report in the Prospectus and are independent public accountants as required by the Securities Act.

          (n) The Company’s financial statements, together with related schedules and notes, forming part of the Registration Statement and the Prospectus, conform to the requirements of the Securities Act and present fairly the financial position and the results of operations of the Company and the Subsidiaries at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus is fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries. The Company and the Subsidiaries have no material contingent obligations that are not disclosed in the Registration Statement and the Prospectus, as they may be amended or supplemented.

          (o) The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Shares have been approved for inclusion on the Nasdaq SmallCap Market under the symbol “ALBY”, subject to official notice of issuance of the Shares being sold by the Company and, upon consummation of the Offering, the Company will be in compliance with the designation and maintenance criteria applicable to Nasdaq SmallCap Market issuers.

          (p) No holders of securities of the Company have rights to the registration of such securities in the Offering.

          (q) The Company and the Subsidiaries have filed all federal, state and foreign income tax returns that have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, and are not being contested in good faith.

          (r) The Company and the Subsidiaries hold all material licenses, certificates and permits from governmental authorities that are necessary to the conduct of their businesses; and neither the Company nor any of the Subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights in any manner material to the business of the Company and the Subsidiaries taken as a whole.

          (s) No labor dispute with the employees of the Company or any of the Subsidiaries exists, or, to the knowledge of the Company, is imminent or threatened.

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          (t) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company and the Subsidiaries and their businesses, assets, employees, officers and directors are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company and the Subsidiaries have not been refused any insurance coverage sought or applied for; and the Company and the Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of them, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

          (u) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (v) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (w) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the Prospectus that is not so fully and accurately described.

          (x) To the knowledge of the Company, except as previously disclosed to the Selling Agent, there are no affiliations or associations (as such terms are defined by the National Association of Securities Dealers, Inc. (“NASD”)) between any member of the NASD and any of the Company's executive officers or directors.

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          (y) The Company is not and, after giving effect to the offer and sale of the Shares will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

          (z) Any statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

          (aa) All employee benefit plans established, maintained or contributed by the Company and the Subsidiaries comply in all material respects with requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and no such plan incurred or assumed any “accumulated funding deficiency” within the meaning of Section 302 of ERISA or has incurred or assumed any material liability to the Pension Benefit Guaranty Corporation.

          (bb) The Company has not distributed any offering materials or made any representation in connection with the Offering, written or oral, other than as contained in, or in the case of oral communications, consistent with, the Prospectus or the Registration Statement.

          (cc) There is no person or entity, other than the Selling Agent or any dealer selected by the Selling Agent (which dealers shall be compensated by the Selling Agent), that is entitled to a finder’s fee or any type of brokerage commission in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with the Company.

          (dd) None of the Company or the Subsidiaries nor any properties owned or operated by the Company or the Subsidiaries is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or, to the knowledge of the Company, threatened, relating to the liability of any property owned or operated by the Company or the Subsidiaries, under any Environmental Law. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic,

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radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

          (ee) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (B) have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission, and (C) are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of the Company’s internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; and such deficiencies or fraud have either been disclosed in the Prospectus or are not material to the Company and its Subsidiaries taken as a whole; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in the Company’s internal control over financial reporting or in other factors that are reasonably likely to materially affect the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies, material weaknesses or fraud.

          (ff) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms.

     2. Appointment of Selling Agent; Sale of the Shares. The Company hereby appoints the Selling Agent as its sole and exclusive agent for the purpose of selling, in accordance with the terms and conditions hereof, the Shares. The Selling Agent hereby accepts such agency and agrees to use its best efforts to sell the Shares on said terms and conditions.

     On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to issue and sell up to ___________ Shares in the Offering. All Shares to be offered and sold in the Offering shall be issued and sold through the Selling Agent, as agent for the Company, to the public and the Selling Agent agrees to use its best efforts to sell the Shares as agent for the Company, at the price per share set forth on the cover page of the final Prospectus for the Offering (the “Offering Price”). In consideration for the Selling Agent’s efforts under this Section, the Company agrees to pay the Selling Agent a commission (“Selling Commission”) equal to 6.25% of the Offering Price of all Shares sold through the Selling Agent in the Offering (including Shares sold through

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selected dealers); provided, however, that no Selling Commission shall be paid with respect to any Shares sold to persons identified to the Selling Agent by the officers and directors of the Company prior to the date hereof as set forth in Appendix A to this Agreement, which sales shall not exceed a purchase price of $2,500,000 in the aggregate. It shall be the Selling Agent’s responsibility to compensate any selected dealers out of the commissions that it receives from the Company. The Selling Agent may reject any offer to purchase the Shares made through the Selling Agent or a selected dealer in whole or in part (other than offers to purchase Shares having an aggregate value of up to $2,500,000 by persons identified to the Selling Agent by the officers and directors of the Company that are otherwise in compliance with applicable law), and any such rejection shall not be deemed a breach of the Selling Agent’s agreement contained herein. This is strictly a “best efforts” offering and there is no minimum contingency of a specific number of Shares which must be sold prior to proceeding with a Closing. The Company will not sell or agree to sell any of its Shares otherwise than through the Selling Agent. In the event the Company or any of its executive officers is contacted directly or indirectly by prospective purchasers of the Shares, the Company will promptly forward the names of such prospective purchasers to the Selling Agent.

     3. Sales by the Selling Agent. It is understood that, after the Registration Statement becomes effective, the Selling Agent proposes to sell the Shares to the public as agent for the Company upon the terms and conditions set forth in the Prospectus. In addition, the Selling Agent shall comply with Rule 15c2-4. Only broker/dealers who are either (i) members in good standing of the National Association of Securities Dealers, Inc. (the “NASD”) that are registered with the NASD and maintain net capital pursuant to Rule 15c3-1 promulgated under the Exchange Act of not less than $25,000 or (ii) dealers with their principal places of business located outside the United States, its territories and its possessions and not registered as brokers or dealers under the Exchange Act, who have agreed not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein shall be designated selected dealers by the Selling Agent. The Selling Agent shall require all selected dealers to comply with Rule 15c2-4.

     4. Payment and Delivery. The Selling Agent shall transmit payment for the Shares sold hereunder by wire transfer. Such payment is to be made at the offices of Community Capital Bancshares, Inc., 2815 Meredyth Drive, Albany, Georgia 31707, at 10:00 a.m. local time, on or about ________ __, 2004, or at such other time, date and place as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date”; provided, however, that no funds shall be transmitted to the Company until the conditions specified in Section 7 hereof shall have been complied with to the satisfaction of the Selling Agent and its counsel. Unless the transaction is closed book-entry through The Depository Trust Company and no certificates are requested, in which case the procedures applicable thereto shall be complied with, then the certificates for the Shares will be delivered in such denominations and in such registrations as the Selling Agent requests in writing not later than the third (3rd) full

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business day prior to the Closing Date, and will be made available for inspection by the Selling Agent at least twenty-four (24) hours prior to the Closing Date. Any such certificates will be delivered by the Company to its transfer agent, or the Depository Trust Company, as applicable, by 12:00 p.m. on the day prior to the Closing Date, along with addressed labels to be used to mail the certificates to the purchasers thereof. The Company shall deliver (i) payment of the portion of the Selling Commission due to the Selling Agent by wire transfer or certified or bank cashier’s check drawn to the order of the Selling Agent in immediately available funds, to the Selling Agent on the Closing Date and (ii) payment of the portion of the Selling Commission due to each selected dealer by wire transfer or certified or bank cashier’s check drawn to the order of such selected dealer in immediately available funds, to each selected dealer on the Closing Date.

     5. Covenants of the Company. The Company covenants and agrees with the Selling Agent as follows:

          (a) The Company will notify you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement and any amendment thereto shall have become effective or any supplement to the Prospectus shall have been filed, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplation of any proceeding for such purposes and (iv) within the period of time referred to in Section 5(e) below, of the happening of any event that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any addition to or change in the Registration Statement or the Prospectus (as then amended or supplemented) to state a material fact required to be stated therein or necessary to make the statements therein not misleading or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its reasonable best efforts to obtain the withdrawal of such order at the earliest possible time.

          (b) The Company will furnish you, without charge, as many copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto as you may reasonably request.

          (c) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not have been advised previously or to which you shall reasonably object in writing promptly after being so advised.

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          (d) Prior to the effective date of the Registration Statement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of preliminary prospectus. The Company consents to the use, in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Selling Agent and by selected dealers to whom Shares may be sold, prior to the effective date of the Registration Statement, of each preliminary prospectus so furnished by the Company.

          (e) On the effective date of the Registration Statement and thereafter from time to time, for such period as in the opinion of counsel for the Selling Agent a prospectus is required by law to be delivered in connection with sales by a Selling Agent or a dealer, the Company will deliver to you and each dealer through whom Shares may be sold without charge (except as provided below) as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of such Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Selling Agent and by selected dealers through whom Shares may be sold, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company, or in the opinion of counsel for the Selling Agent, requires that a material fact be stated in the Prospectus (as then amended or supplemented) in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with the Securities Act or any other law, the Company at its own expense (except as provided below) will forthwith prepare and file with the Commission an appropriate amendment or supplement thereto, and will furnish to the Selling Agent and each dealer through whom Shares may be sold without charge (except as provided below), a reasonable number of copies thereof.

          (f) The Company will cooperate with you and your counsel in connection with the registration or qualification of the Shares for offer and sale by you and by selected dealers through whom Shares may be sold under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to the service of process in suits, other than those arising out of the offer and sale of the Shares, in any jurisdiction where it is not now so subject.

          (g) The Company will make generally available to its security holders an earnings statement, which need not be audited, covering a 12-month period commencing after

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the effective date of the Registration Statement and ending no later than 15 months thereafter, as soon as practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and any applicable regulation.

          (h) During the period of five years hereafter, the Company will furnish to you without charge (i) as soon as available, a copy of each report of the Company mailed to shareholders or filed with the Commission if such report is not immediately available on the Commission’s EDGAR website and (ii) from time to time such other proper information concerning the business and financial condition of the Company as you may reasonably request, subject to the requirements of Regulation FD.

          (i) The Company will not, without the prior written consent of the Selling Agent, for a period of 90 days following the date hereof, offer, sell, or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other shares of Common Stock; provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock purchase plan, stock ownership plan, or dividend reinvestment plan of the Company in effect as of the date hereof and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding as of the date hereof.

          (j) The Company will apply the net proceeds of the Offering in the manner set forth in the Prospectus, and any amendments or supplements thereto.

     6. Costs and Expenses. Whether or not the transactions contemplated hereunder are consummated, the Company will pay all costs and expenses incident to the performance by it of its obligations hereunder, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), each preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, during the period specified in Section 5(e) above but not exceeding nine months after the date on which the Shares are first offered to the public, (ii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp tax in connection with the original issuance of the Shares, (iii) any filing fees and the fees and disbursements of counsel for the Selling Agent in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(e) above, (iv) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company, (v) during the period specified in Section 5(e) above but not exceeding nine months after the date on which the Shares are first offered to the public, delivery to the Selling Agent and selected dealers through whom Shares may be sold (including postage, air freight and the expenses of counting and packaging) of such copies of the Registration Statement, the

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Prospectus, each preliminary prospectus and amendments or supplements to the Registration Statement and the Prospectus as may be requested for use by the Selling Agent or by selected dealers through whom Shares may be sold in connection with the offering and sale of the Shares and during such period of time thereafter as the Prospectus is required, in the judgment of the Company or in the opinion of counsel for the Selling Agent, to be delivered in connection with the offer and sale of the Shares by you and by selected dealers, (vi) filing fees with the NASD in connection with the Offering, (vii) filing fees and costs associated with the inclusion of the Shares for trading on Nasdaq; (viii) the Company’s expenses in connection with all informational and/or investor due diligence meetings; and (ix) the performance by the Company of its other obligations under this Agreement.

     Whether or not the transactions contemplated hereunder are consummated, the Company will reimburse the Selling Agent for its costs and expenses in connection with the Offering, including fees of counsel to the Selling Agent, travel and out-of-pocket expenses, up to an amount not to exceed $45,000. The foregoing limitation on expenses shall not apply to the fees and disbursements of counsel to the Selling Agent described in clause (iii) above which shall be paid separately by the Company.

     7. Conditions to the Obligations of the Selling Agent. Your obligations hereunder are subject to the following conditions:

          (a) That the Registration Statement shall have become effective not later than 5:00 p.m., on the date hereof, or at such later date and time as shall be consented to by you.

          (b) That subsequent to the effective date of the Registration Statement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the condition (financial or otherwise), business, prospects, properties, nte worth or results of operations of the Company or any of the Subsidiaries not contemplated by the Prospectus (or any amendment or supplement thereto) that, in your opinion, would materially adversely affect the market for the Shares.

          (c) That you shall have received on the Closing Date an opinion dated the Closing Date, from Powell, Goldstein, Frazer & Murphy LLP, counsel to the Company, substantially to the effect that:

               (i) the Company and the Subsidiaries are validly existing and in good standing under the laws of their respective state or other jurisdiction of incorporation or organization;

               (ii) all of the shares of Common Stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder have been duly authorized and validly issued and are fully paid and nonassessable;

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               (iii) all of the outstanding shares of capital stock of each of the Banks are owned by the Company, have been duly authorized and validly issued, and are fully paid and nonassessable and, to the knowledge of such counsel, are owned by the Company free and clear of any lien, claim, security interest or other encumbrance, except as otherwise described in the Registration Statement and the Prospectus (or any amendment or supplement thereto);

               (iv) all of the outstanding shares of capital stock of each of the Other Subsidiaries are owned by the Company, have been duly authorized and validly issued, and, except as may be applicable under the National Bank Act, are fully paid and nonassessable and, to the knowledge of such counsel, are owned by the Company free and clear of any lien, claim, security interest or other encumbrance, except for the security interest related to the Nexity Line of Credit or as otherwise described in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or such as are not material;

               (v) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the issuance of such Shares is not subject to any statutory preemptive rights or, to the knowledge of such counsel, contractual preemptive or similar rights;

               (vi) Except as described in the Prospectus, there are no warrants or options to purchase any securities of the Company; to the knowledge of such counsel, the offering or sale of the Shares as contemplated by this Agreement does not give rise to any rights for the offering or sale of other shares of capital stock of the Company;

               (vii) the certificates for the Shares are in proper legal form;

               (viii) this Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Selling Agent) is a valid and binding agreement of the Company enforceable in accordance with its terms, except in all cases as rights of indemnity or contribution hereunder may be limited under applicable law and except as the enforceability hereof may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or general equitable principles;

               (ix) the execution, delivery and performance of this Agreement, compliance by the Company with all provisions hereof and the consummation of the transactions contemplated hereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the articles of incorporation or bylaws or articles of association, as the case may be, of the Company or any of the Subsidiaries or, to the knowledge of such counsel, any material agreement, indenture or other instrument to which the Company or any of the Subsidiaries is a party or by which either of them is bound, or (assuming compliance with the

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Securities Act and other securities or Blue Sky laws) violate any law, administrative regulation or ruling (except as the indemnification or contribution provisions in this Agreement may be limited by applicable law) or, to the knowledge of such counsel, court decree applicable to the Company or any of the Subsidiaries or any of their respective properties;

               (x) the Registration Statement and the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial data included therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and requirements thereunder and the documents incorporated by reference in the Registration Statement, the Prospectus and any further amendment or supplement to any such incorporated document made by the Company (except for the financial statements and schedules and other financial data included therein as to which such counsel expresses no opinion) when they become effective or were filed with the Commission, as the case may be, complied as to form in all material reports with the requirement of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

               (xi) the Registration Statement has been declared effective by the Commission under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or, to the knowledge of such counsel, are contemplated or threatened by the Commission;

               (xii) except for the order of the Commission making the Registration Statement effective and any permits and similar authorizations required under other securities or Blue Sky laws, no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the consummation of the sale of the Shares to the purchasers through the Selling Agent as contemplated by this Agreement;

               (xiii) the Company is not and, after giving effect to the offer and sale of the Shares will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

               (xiv) the statements in the Prospectus under “Business—Lending Services—Memorandum of Understanding,” “Description of Capital Stock,” “Certain Provisions of the Articles of Incorporation and Bylaws” and “Supervision and Regulation” insofar as such statements constitute a summary of the documents, legal matters or proceedings referred to therein, fairly and accurately present in all material respects the information with respect to such documents, legal matters or proceedings;

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               (xv) such counsel shall confirm, based solely upon certificates issued by [state(s)] that the Company and the Subsidiaries are qualified to transact business as a foreign corporation in such state(s).

               (xvi) such counsel shall confirm no litigation or other proceeding against the Company or the Subsidiaries or any of their properties is pending or overtly threatened by a written communication to the Company or the Subsidiaries.

     Subject to its customary practices and limitations relating to the scope of such counsel’s participation in the preparation of the Prospectus and its investigation or verification of information contained therein, Powell, Goldstein, Frazer & Murphy LLP also shall state that nothing has come to its attention to cause it to believe that the Prospectus (except for financial statements, schedules and other financial data included therein, as to which such counsel need not express any belief) contained any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendment or supplement thereto (except as aforesaid) as of their respective dates contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In rendering the opinions required by this Section 7(c), such counsel with the consent of Selling Agent’s counsel may rely, as to matters of fact, upon certificates and representations of officers of the Company and the Subsidiaries and on certificates of public officials.

          (d) That you shall have received on the Closing Date the opinion of Troutman Sanders LLP, as special counsel to you, dated the Closing Date, covering such matters as you may have reasonably requested.

          (e) That you shall have received letters addressed to you and dated the date hereof and the Closing Date from Mauldin & Jenkins, LLC, independent public accountants, substantially in the form heretofore approved by you.

          (f) That (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in long-term debt of the Company or any of the Subsidiaries from that set forth or contemplated in the Registration Statement and the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and the Prospectus (or any amendment or supplement thereto), any material adverse change in the

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condition (financial or otherwise), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; (iv) neither the Company nor any of the Subsidiaries shall have any material liability or obligation, direct or contingent, other than those liabilities or obligations reflected in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or incurred or arising in the ordinary course of business; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and the Closing Date as if made on and as of such date, and you shall have received a certificate, dated the Closing Date and signed by the principal executive officer and the principal financial officer of the Company, to the effect set forth in this Section 7(f) and Section 7(g) below.

          (g) That the Company shall not have failed at or prior to the Closing Date to have performed or complied in any material respect with any of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (h) The Company shall have furnished you such further certificates and documents confirming the representations and warranties contained herein and related matters as you may reasonably have requested.

     8. Conditions to the Obligations of the Company. The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at or before 5:00 p.m., on the date of this Agreement, or such later time and date to which the Company and the Selling Agent may from time to time consent, the Registration Statement shall have become effective; at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and be then in effect or proceedings therefor initiated or threatened; and the Selling Agent shall have transmitted to the Company payment for the Shares.

     9. Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless the Selling Agent and each person, if any, who controls the Selling Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities or expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement based upon information relating to the Selling Agent in the section of the Prospectus entitled “Plan of Distribution” that was made in reliance upon and conformity with information furnished in

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writing to the Company by or on behalf of the Selling Agent expressly for use in connection therewith; provided that the indemnification contained in this paragraph with respect to any preliminary prospectus shall not inure to the benefit of the Selling Agent (or any person controlling the Selling Agent) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by the Selling Agent to any person if a copy of the Prospectus shall not have been delivered or sent to such person with or prior to the written confirmation of the sale involved (or any supplement to the Prospectus at the time of such confirmation was not so delivered or sent) and the statement or omission giving rise to such loss, claim, damage, liability or expense was contained in the preliminary prospectus and corrected in the Prospectus (or any supplement thereto at the time such confirmation was delivered or sent).

          (b) If any action or claim shall be brought against the Selling Agent or any person controlling the Selling Agent, in respect of which indemnity may be sought against the Company in accordance with Section 9(a) above, the Selling Agent shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and payment of all reasonable fees and expenses. The Selling Agent or any such person controlling the Selling Agent shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of the Selling Agent or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded party) include both the Selling Agent or controlling person and the Company and representations of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case, if such Selling Agent or controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action on behalf of the Selling Agent or such controlling person, it being understood, however, that the Company shall not, in connection with any such action or separate but substantially related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Selling Agent and controlling persons, which firm shall be designated in writing by you). The Company shall not be liable for any settlement of any such action effected without the written consent of the Company, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless the Selling Agent and any such controlling person from and against any loss, liability, damage or expense by reason of such settlement or judgment.

          (c) The Selling Agent agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to the Selling Agent, but only with respect to information in the section of the Prospectus entitled “Plan of

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Distribution” that was furnished by or on behalf of the Selling Agent expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, its directors, any such officer or any such controlling person based on the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement thereto and in respect of which indemnity may be sought against the Selling Agent, the Selling Agent shall have the rights and duties given to the Company by Section 9(b) above (except that if the Company shall have assumed the defense thereof, the Selling Agent shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Selling Agent), and the Company, its directors, any such officer, any such controlling person shall have the rights and duties given to the Selling Agent by Section 9(b) above.

          (d) If the indemnification of the Selling Agent or the Company provided for in this Section 9 is unavailable as a matter of law to the Selling Agent or the Company, as the case may be, in respect of any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, as the case may be, on the one hand and the Selling Agent on the other from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Selling Agent on the other in connection with the statements or omissions that resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company, bear to the total selling commissions received by the Selling Agent as set forth in the table on the cover page of the Prospectus (as amended or supplemented). The relative fault of the Company on the one hand and of the Selling Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company on the one hand or by the Selling Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Selling Agent agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately

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preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses actually and reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), the Selling Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it as agent for the Company exceeds the amount of any damages that the Selling Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentations.

          (e) In any proceeding relating to the Registration Statement, any preliminary prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 9 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

          (f) The indemnity and contribution agreements contained in this Section 9 and the respective agreements, representations, warranties and other statements of the Company or its officers and the Selling Agent set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Selling Agent or the Company or any person controlling the Selling Agent, the Company or its directors, officers (or any person controlling the Company), (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor of the Selling Agent or the Company or its directors or officers referred to above (or of any person controlling the Selling Agent or the Company) shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

     10. Effective Date of Agreement. This Agreement shall become effective when signed by the parties to it.

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     11. Termination of Agreement.

          (a) This Agreement shall be subject to termination in your sole discretion, without liability on your part, by notice given to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange or Nasdaq shall have been suspended or materially limited, (ii) a general moratorium on commercial banking or thrift activities in Georgia or the United States shall have been declared by either federal or state authorities or (iii) there shall have occurred any major outbreak or escalation of hostilities or other international or domestic calamity or crisis or major change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your sole judgment, impracticable or inadvisable to proceed with the Offering. Notice of such cancellation shall be given to the Company by telegraph or telephone but shall be subsequently confirmed by letter.

          (b) If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof relating to the payment of expenses and except that the provisions of Section 9 shall survive any termination of this Agreement.

     12. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telecopied and confirmed as follows: if to the Selling Agent, to FIG Partners, L.L.C., 1545 Peachtree Street, Suite 650, Atlanta, Georgia 30309, Attention: _________; if to the Company, to Community Capital Bancshares, Inc., 2815 Meredyth Drive, Albany Georgia 31707, Attention: Robert E. Lee.

     13. Successors. This Agreement has been and is made solely for the benefit of the Selling Agent, the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term “successor” shall not include any purchaser of the Shares merely because of such purchase.

     14. Entire Agreement; Amendment. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

     15. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so

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broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia without reference to the conflict of laws principles thereof.

[signature page follows]

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     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Selling Agent in accordance with its terms.

Very truly yours, COMMUNITY CAPITAL BANCSHARES, INC. By: Name: Title:

The foregoing Selling Agency Agreement is hereby confirmed and accepted as of the date first above written.

FIG PARTNERS, L.L.C.

By:

Name:

Title:

APPENDIX A

Purchasers Identified by Community Capital Bancshares, Inc.